                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-1




Section 7.3 Indenture                               Distribution Date: 6/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                     713,206.67
               Class B Note Interest Requirement                      71,895.83
               Class C Note Interest Requirement                     120,168.75
                       Total                                         905,271.25

        Amount of the distribution allocable to the interest on the Notes per
               $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                        0.99889
               Class B Note Interest Requirement                        1.20833
               Class C Note Interest Requirement                        1.57083

(iii) Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                       714,000,000
               Class B Note Principal Balance                        59,500,000
               Class C Note Principal Balance                        76,500,000

(iv)    Amount on deposit in Owner Trust Spread Account            8,500,000.00

(v)     Required Owner Trust Spread Account Amount                 8,500,000.00



                                            By:
                                                   ---------------------
                                            Name:  Patricia M. Garvey
                                            Title: Vice President